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Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE	Media Contacts: Tom Joyce 703/810-5610 Stephanie Cassidy 703/810-6810	Investor Contacts: Jeff Heinz 703/810-7751 Nam Vu 703/810-7723

SLM CORPORATION LOAN ORIGINATIONS RISE 20 PERCENT,
DRIVING CONTINUED EARNINGS GROWTH

Company's Preferred Channel Loans Reach $6.8 billion;
Total Managed Portfolio Exceeds $83 Billion

RESTON, Va., July 17, 2003—SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported second-quarter 2003 earnings and performance results that include a 20 percent increase in preferred channel loan originations from the same period one year ago. The company's preferred channel loan origination activity for the first half of 2003 grew to $6.8 billion, up from $5.6 billion for the first half of 2002.

        Preferred channel loan originations consist of loans created by the company's owned or affiliated brands. These loans are a key measure of Sallie Mae's market share success and, as an indicator of future loan acquisition volume, drive the company's earnings growth. The company's total managed loans portfolio grew 10 percent from second quarter of 2002, and now exceeds $83 billion.

        "We posted another solid quarter, with strong growth in our preferred channel originations," said Albert L. Lord, vice chairman and chief executive officer. "The demand for and value of higher education continues to surge. This, combined with Sallie Mae's service, products, technology and people gives me great confidence in our future."

        Sallie Mae reports financial results on a GAAP basis and also presents certain non-GAAP or "core cash" performance measures. The company's equity investors, credit rating agencies and debt capital providers request these "core cash" measures to monitor the company's business performance.

        Sallie Mae reported second-quarter 2003 GAAP net income of $373 million, or $.80 per diluted share, compared to $126 million, or $.26 per diluted share, in the year-ago period. GAAP net income for the first half of 2003 totaled $789 million compared to $548 million in 2002.

        "Core cash" net income for the quarter was $210 million, or $.44 per diluted share, up from $179 million or $.37 per diluted share in the year-ago quarter. "Core cash" net interest income was $393 million for the quarter, a 12-percent increase from the year-ago quarter's $350 million.

        "Core cash" other income, which consists primarily of fees earned from guarantor servicing and debt management, was $137 million for the 2003 second quarter, down from $147 million for the prior quarter and up from $124 million for the year-ago quarter. "Core cash" operating expenses were $183 million, up from $173 million in the prior quarter, and $162 million in the year-ago quarter, primarily due to acquisition costs and seasonal expenses related to preparing for third-quarter "peak" enrollment season.

        A description of the "core cash" treatment and a full reconciliation to the GAAP income statement can be found at www.salliemae.com.

Sallie Mae        •        11600 Sallie Mae Drive        •        Reston, Va 20193        •        www.salliemae.com

        Total equity for the company at June 30, 2003, was $2.4 billion, an increase of $441 million from a year ago. Tangible capital stood at 1.81 percent of managed assets, as compared to 1.56 percent as of June 30, 2002. In addition, the company continues to make progress toward the wind-down of its government-sponsored enterprise (GSE) subsidiary. As of June 30, 64 percent of managed student loans are funded through non-GSE sources, as compared with 58 percent in the prior quarter.

        In May, the company announced a three-for-one stock split in the form of a stock dividend of two additional shares for every one share already outstanding effective June 20, 2003 for shareholders of record on June 6, 2003.

        The company will host its regular earnings conference call today at noon. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company's performance. Individuals interested in participating should call the following number today, July 17, 2003, starting at 11:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International). The conference call will be replayed continuously beginning Thursday, July 17, at 3:30 p.m. EDT and concluding at 11:59 p.m. EDT on Thursday, July 24. Please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 1088640. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30-45 minutes after the live broadcast.

***

Statements in this release referring to expectations as to future market share, the successful consummation of any business acquisitions and other future developments are forward-looking statements, which involve risks, uncertainties and other factors that may cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company's filings with the Securities and Exchange Commission.

***

SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation's leading provider of education funding, managing more than $83 billion in student loans for more than seven million borrowers. The company primarily provides federally guaranteed student loans originated under the Federal Family Education Loan Program (FFELP), and offers comprehensive information and resources to guide students, parents and guidance professionals through the financial aid process. Celebrating its 30th anniversary this year, the company opened its doors in May 1973 as a government-sponsored enterprise (GSE) called the Student Loan Marketing Association, and began the privatization process in 1997. Since then, Sallie Mae's parent company name has changed, most recently to SLM Corporation. Through its specialized subsidiaries and divisions, the company also provides an array of consumer credit loans, including those for lifelong learning and K-12 education, and business and technical outsourcing services for colleges and universities. More information is available at http://www.salliemae.com. SLM Corporation and its subsidiaries, other than the Student Loan Marketing Association, are not sponsored by or agencies of the United States.

###

Sallie Mae        •        11600 Sallie Mae Drive        •        Reston, Va 20193        •        www.salliemae.com

SLM CORPORATION
Supplemental Earnings Disclosure
June 30, 2003
(Dollars in millions, except earnings per share)

	Quarters ended						Six months ended June 30,
	June 30, 2003		March 31, 2003		June 30, 2002		2003	2002
Net income		$373		$417		$126	$789	$548
"Core cash" net income		210		203		179	413	350
Diluted earnings per common share*	$	..80	$	..88	$	..26	$1.68	$1.14
"Core cash" diluted earnings per common share*		.44		.43		.37	.87	.72
Net interest margin		2.12%		2.00%		2.42%	2.06%	2.38%
"Core cash" net interest margin		1.78		1.78		1.76	1.78	1.74
Return on assets		2.91%		3.41%		1.04%	3.15%	2.25%
"Core cash" return on assets		.93		.97		.89	.95	.88
Student loan spread		2.41%		2.26%		2.58%	2.33%	2.58%
"Core cash" student loan spread		1.93		1.93		1.87	1.93	1.87
Average on-balance sheet student loans		$44,173		$44,159		$42,268	$44,166	$42,312
Average off-balance sheet student loans		37,811		35,228		32,250	36,527	31,326

Average managed student loans		$81,984		$79,387		$74,518	$80,693	$73,638

Ending on-balance sheet student loans, net		$42,993		$43,281		$43,357
Ending off-balance sheet student loans, net		40,121		37,438		32,200

Ending managed student loans, net		$83,114		$80,719		$75,557

Ending managed FFELP student loans, net		$76,093		$74,221		$70,507
Ending managed private credit student loans, net		7,021		6,498		5,050

Ending managed student loans, net		$83,114		$80,719		$75,557

*
In May 2003, the Company announced a three-for-one stock split in the form of a stock dividend of an additional two shares for every one share already outstanding effective June 20, 2003 for shareholders of record on June 6, 2003. All share and per share amounts have been updated to reflect the payment of this dividend retroactively.

Sallie Mae reports "core cash" earnings, which the Company believes provides additional insights into its business. The differences between GAAP and "core cash" earnings calculations are explained below.

1)
Securitization: Under GAAP, certain securitization transactions are accounted for as sales of assets. "Core cash" earnings present all securitization transactions as long-term non-recourse financings. The upfront "gains" on sale from securitization as well as ongoing "servicing and securitization revenue" presented by GAAP are excluded from "core cash" earnings and replaced by the interest income and interest expense as they are earned or incurred on the securitized loans.

2)
Floor income: The Company earns floor income on its student loan portfolio in certain declining interest rate environments. The timing and amount (if any) of floor income are uncertain and in excess of expected spreads, and therefore the Company excludes such income from "core cash" earnings.

3)
SFAS No. 133: The Company employs certain hedging transactions to match the interest rate characteristics of its managed assets and liabilities. These hedging transactions (generally called derivatives) are financially prudent and create effective economic hedges, but not all qualify for "hedge treatment" under GAAP's SFAS No. 133 and therefore, the derivative side must be marked-to-market through earnings with no offsetting mark-to-market of the hedged item. "Core cash" earnings exclude the periodic unrealized gains and losses caused by the one-sided valuations, and recognize the economic effect of these hedges, which results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item's life.

4)
Other items: "Core cash" earnings exclude the amortization of acquired intangibles, as well as gains and losses on certain sales of securities and derivative contracts.

SLM CORPORATION
Consolidated Balance Sheets
(In thousands, except per share amounts)

	June 30, 2003	March 31, 2003	June 30, 2002
Assets
Federally insured student loans (net of allowance for losses of $60,291, $58,404 and $60,204, respectively)	$38,680,567	$38,340,112	$38,307,135
Private credit student loans (net of allowance for losses of $160,350, $174,177 and $167,262, respectively)	4,312,886	4,941,225	5,050,199
Academic facilities financings and other loans	1,177,178	1,139,617	1,044,401
Cash and investments	7,190,775	4,839,651	5,051,552
Retained interest in securitized receivables	2,985,777	2,481,318	1,670,113
Goodwill and acquired intangible assets	583,676	579,365	579,596
Other assets	3,251,914	2,012,488	2,184,457

Total assets	$58,182,773	$54,333,776	$53,887,453

Liabilities
Short-term borrowings	$24,619,758	$23,825,598	$29,210,779
Long-term notes	28,049,326	25,240,729	20,400,855
Other liabilities	3,147,517	3,023,193	2,351,124

Total liabilities	55,816,601	52,089,520	51,962,758

Commitments and contingencies*
Stockholders' equity
Preferred stock, par value $.20 per share, 20,000 shares authorized: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 638,983; 630,283; and 616,546 shares, respectively, issued	127,797	126,057	123,309
Additional paid-in capital	1,359,082	1,232,473	892,106
Accumulated other comprehensive income, net of tax	689,220	596,693	505,635
Retained earnings	3,386,218	3,094,050	2,548,861

Stockholders' equity before treasury stock	5,727,317	5,214,273	4,234,911
Common stock held in treasury at cost: 188,491; 175,680; and 152,544 shares, respectively	3,361,145	2,970,017	2,310,216

Total stockholders' equity	2,366,172	2,244,256	1,924,695

Total liabilities and stockholders' equity	$58,182,773	$54,333,776	$53,887,453

*
Commitments to purchase loans, lines of credit, letters of credit, and academic facilities financing letters of credit were $33.3 billion, $.4 billion, $2.1 billion, and $45.5 million, respectively, at June 30, 2003.

SLM CORPORATION
Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended						Six months ended June 30,
	June 30, 2003		March 31, 2003		June 30, 2002		2003	2002
Interest income:
Student loans		$451,589		$436,250		$534,390	$887,839	$1,068,641
Academic facilities financings and other loans		19,290		20,206		22,101	39,496	48,417
Investments		42,034		28,261		42,465	70,295	79,875

Total interest income		512,913		484,717		598,956	997,630	1,196,933
Interest expense		246,727		244,089		311,030	490,816	627,630

Net interest income		266,186		240,628		287,926	506,814	569,303
Less: provision for losses		36,449		42,545		27,550	78,994	47,787

Net interest income after provision for losses		229,737		198,083		260,376	427,820	521,516

Other income:
Gains on student loan securitizations		314,220		305,803		13,759	620,023	58,019
Servicing and securitization revenue		137,057		137,479		180,057	274,536	374,739
Losses on sales of securities, net		(26,660)		(81,560)		(36,501)	(108,220)	(125,608)
Derivative market value adjustment		(29,546)		114,366		(176,954)	84,820	111,397
Guarantor servicing fees		32,810		40,992		36,320	73,802	66,826
Debt management fees		52,684		58,813		41,509	111,497	89,375
Other		53,575		48,630		45,031	102,205	88,645

Total other income		534,140		624,523		103,221	1,158,663	663,393
Operating expenses		189,867		179,365		167,942	369,232	334,743

Income before income taxes		574,010		643,241		195,655	1,217,251	850,166
Income taxes		201,316		226,692		69,654	428,008	301,821

Net income		372,694		416,549		126,001	789,243	548,345
Preferred stock dividends		2,875		2,875		2,875	5,750	5,750

Net income attributable to common stock		$369,819		$413,674		$123,126	$783,493	$542,595

Basic earnings per common share		$.82		$.91		$.27	$1.72	$1.17

Average common shares outstanding		452,174		456,581		462,907	454,365	464,886

Diluted earnings per common share	$	..80	$	..88	$	..26	$1.68	$1.14

Average common and common equivalent shares outstanding		465,132		469,696		475,846	467,402	477,439

SLM CORPORATION
Pro-Forma "Core Cash"
Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended			Six months ended June 30,
	June 30, 2003	March 31, 2003	June 30, 2002	2003	2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Managed student loans	$754,300	$742,343	$818,575	$1,496,643	$1,623,624
Academic facilities financings and other loans	19,290	20,206	22,101	39,496	48,417
Investments	43,892	29,243	41,598	73,135	80,278

Total managed interest income	817,482	791,792	882,274	1,609,274	1,752,319
Managed interest expense	424,274	419,342	531,869	843,616	1,068,323

Net managed interest income	393,208	372,450	350,405	765,658	683,996
Less: provision for losses	29,150	31,606	35,184	60,756	62,033

Net managed interest income after provision for losses	364,058	340,844	315,221	704,902	621,963

Other income:
Guarantor servicing fees	32,810	40,992	36,320	73,802	66,826
Debt management fees	52,684	58,813	41,509	111,497	89,375
Other	51,134	47,407	46,103	98,541	88,919

Total other income	136,628	147,212	123,932	283,840	245,120
Operating expenses	183,283	172,737	162,320	356,020	323,507

Income before income taxes	317,403	315,319	276,833	632,722	543,576
Income taxes	107,841	112,029	97,507	219,870	193,892

"Core cash" net income	209,562	203,290	179,326	412,852	349,684
Preferred stock dividends	2,875	2,875	2,875	5,750	5,750

"Core cash" net income attributable to common stock	$206,687	$200,415	$176,451	$407,102	$343,934

"Core cash" basic earnings per common share	$.46	$.44	$.38	$.90	$.74

Average common shares outstanding	452,174	456,581	462,907	454,365	464,886

"Core cash" diluted earnings per common share	$.44	$.43	$.37	$.87	$.72

Average common and common equivalent shares outstanding	465,132	469,696	475,846	467,402	477,439

SLM CORPORATION
Pro-Forma "Core Cash"
Reconciliation of GAAP Net Income to "Core Cash" Net Income
(In thousands)

	Quarters ended			Six months ended June 30,
	June 30, 2003	March 31, 2003	June 30, 2002	2003	2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
GAAP net income	$372,694	$416,549	$126,001	$789,243	$548,345
"Core cash" adjustments:
Net interest income on securitized loans	195,991	167,065	220,572	363,056	428,708
Floor income on managed loans	(103,128)	(73,095)	(190,745)	(176,223)	(372,851)
Provision for losses on securitized loans	7,299	10,939	(7,634)	18,238	(14,246)
Gains on student loan securitizations	(314,220)	(305,803)	(13,759)	(620,023)	(58,019)
Servicing and securitization revenue	(137,057)	(137,479)	(180,057)	(274,536)	(374,739)
Losses on sales of securities, net	4,373	72,291	17,814	76,664	104,509
Amortization of acquired intangibles	6,716	6,772	5,786	13,488	11,572
Net impact of derivative accounting	84,090	(67,392)	229,893	16,698	(29,595)
Other	(671)	(1,220)	(692)	(1,891)	(1,929)

Total "core cash" adjustments	(256,607)	(327,922)	81,178	(584,529)	(306,590)
Net tax effect (A)	93,475	114,663	(27,853)	208,138	107,929

"Core cash" net income	$209,562	$203,290	$179,326	$412,852	$349,684

(A)
Such tax effect is based upon the Company's marginal tax rate for the respective period.

QuickLinks

SLM CORPORATION LOAN ORIGINATIONS RISE 20 PERCENT, DRIVING CONTINUED EARNINGS GROWTH
SLM CORPORATION Supplemental Earnings Disclosure June 30, 2003 (Dollars in millions, except earnings per share)
SLM CORPORATION Consolidated Balance Sheets (In thousands, except per share amounts)
SLM CORPORATION Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Pro-Forma "Core Cash" Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Pro-Forma "Core Cash" Reconciliation of GAAP Net Income to "Core Cash" Net Income (In thousands)